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                                Exhibit No. 28.2
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                             PAB BANKSHARES, INC.

                 FIRST AMENDMENT TO FIRST RESTATED AND AMENDED
                             DIVIDEND REINVESTMENT
                         AND COMMON STOCK PURCHASE PLAN


          PAB Bankshares, Inc. (the "Company") hereby amends its First Restated and Amended Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") to be effective April 10, 1997 as follows:

          1.  Section 6(e)(i) of the Plan is hereby amended to read as follows:

               The Purchase Price of shares of Common Stock purchased with dividends will be equal to 100% of the fair market value determined by the Company's Board of Directors prior to an Investment Date (the "Market Value").

          2. The Administrator of the Plan has been changed from The Park Avenue Bank to Registrar and Transfer Co. The reference to "The Park Avenue Bank (the "Administrator")" in the first sentence of Section 5 shall be deleted and "Registrar and Transfer Co. (the "Administrator")" shall be inserted in lieu thereof. Section 18 of the Plan shall also be amended by the deletion of the reference to The Park Avenue Bank as Administrator with its address, and "Registrar and Transfer Co., 10 Commerce Drive, Cranford, New Jersey 07016-3572" shall be substituted in lieu thereof.

          3.  Any provision of the Plan which is inconsistent with the provisions hereof is hereby amended in such manner as is necessary to make it consistent with the provisions hereof.
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          4.  The terms and conditions of the Plan, as amended hereby, remain in full force and effect.

          5. The Plan may be restated to codify the foregoing amendments and the Plan shall be titled "Second Restated and Amended Dividend Reinvestment and Common Stock Purchase Plan".

          IN WITNESS WHEREOF, the Company and the Park Avenue Bank have caused this First Amendment to the Plan to be executed on their behalf by their officers duly authorized as of January 25, 1997.

                              PAB BANKSHARES, INC.


                              By:________________________________

                              Title:_____________________________


                              THE PARK AVENUE BANK


                              By:________________________________

                              Title:_____________________________